Exhibit 99.1

CONTACT:

John N. Nelli,

Chief Financial Officer

(919) 653-1265

jnelli@tangram.com

Tangram Announces Second Quarter 2003 Results

Cary, NC – August 7, 2003 – Tangram Enterprise Solutions, Inc. (OTCBB: TESI), the global leader for automated IT asset management, today announced operating results for the second quarter, ending June 30, 2003.

“While the overall economy, the technology sector, and specifically the IT asset management marketplace remain depressed, we have continued to improve our Net Revenues and Cash Flow in 2003,” said Norm Phelps, President and CEO of Tangram. “We’re pleased with our second quarter results. This performance highlights our second straight quarter with positive operating cash flow and moreover, was ahead of both the previous quarter of 2003 and the comparable second quarter of 2002. Last year’s cost-restructuring measures are now paying off.”

“We continue to see improvements in our sales performance and balance sheet. We have gotten good sales traction with new releases of our IT asset management solutions in spite of the difficult technology marketplace,” said Ron Nabors, Tangram’s Senior Vice President and Chief Marketing Officer. “In addition, our license revenue from new customers increased in the second quarter over first quarter.”

For the quarter ended June 30, 2003, the company reported total revenues of $2.61 million, an increase of approximately fifteen (15) percent over that of the first quarter of 2003 of $ 2.26 million, and a two (2) percent increase when compared with $2.57 million in the second quarter of 2002. Cash and cash equivalents was $746,000 at June 30, 2003, a seventy-eight (78) percent increase from the beginning of the year at the same time reducing total long-term debt by $614,000, or 25%. Net loss for the second quarter of 2003 was $54,000, or ($0.01) per share, down from a net loss of $1.13 million, or ($0.06) per share, for the second quarter of 2002. The second quarter net loss figure represents a ninety-five (95%) reduction in net losses versus the comparable quarter of 2002.

Tangram Announces Second Quarter 2003 Results

For the six months ended June 30, 2003, the company reported total revenues of $4.88 million, compared with $5.72 million in the comparable period in 2002. Net loss for the six months ended June 30, 2003 was $102,000, or ($0.01) per share, down from a net loss of $1.55 million, or ($0.09) per share in the comparable period last year. Net cash provided by operating activities improved to $1.56 million for the six months ended June 30, 2003, compared to $837,000 in the six-month period ended June 30, 2002.

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (statements that are not historical facts and relate to future performance) that involve risks and uncertainties. These forward-looking statements are not guarantees of the future performance of Tangram and actual results may vary materially from the results and expectations discussed in this press release or in any other forward-looking statements made by or on behalf of the company. Such forward-looking statements, including statements about the timing or occurrence of the rebound in spending in the IT asset management market space, expense control, product revenue opportunities, and growth and profitability expectations, are based upon information available to management as of today’s date. There can be no assurance that Tangram will be able to succeed or capitalize upon the opportunities in the asset management market. Tangram’s quarterly and annual revenues and operating results are subject to a number of factors that make estimating its future operating results extremely uncertain and difficult to predict, particularly in the current downturn in technology spending. These factors include: uncertain economic and stock market conditions that could affect the company’s business; unanticipated discovery of bugs or other technical problems that could impact market acceptance of Enterprise Insight® or Asset Insight®; competitive forces in the asset management markets in which Tangram participates; Tangram’s reliance on key personnel to guide its efforts; and other risks identified and described in more detail in Tangram’s SEC filings, including its Form 10-K for the year ended December 31, 2002 and subsequent filings with the SEC. While Tangram may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if estimates change.

Tangram Announces Second Quarter 2003 Results

About Tangram

Tangram Enterprise Solutions, Inc., is the leading provider of cohesive, automated IT asset management software and services for large and midsize organizations across all industries, in both domestic and international markets. Tangram’s core business strategy and operating philosophy center on delivering world-class customer care, creating a more personal and productive IT asset management experience through a phased solution implementation, providing tailored solutions that support evolving customer needs, and maintaining a leading-edge technical position. Today, Tangram’s solutions manage more than two million workstations, servers, and other related assets. Tangram is a partner company of Safeguard Scientifics, Inc. (www.safeguard.com) (NYSE: SFE), an operating company creating long-term value by taking controlling interest in and developing its companies through superior operations and management. Safeguard operates businesses that provide business decision and life science software-based product and service solutions. To learn more about Tangram, visit www.tangram.com or call 1-800-4TANGRAM.

Wagner Public Relations

(919) 859-3666

Brian Strombotne [BStrombotne@WagnerPR.com]

John D. Wagner [JDWagner@WagnerPR.com]

Tangram Announces Second Quarter 2003 Results

Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30		Six Months Ended June 30
	2003	2002	2003	2002
Revenues
Licenses and product	$791	$827	$1,435	$2,125
Services	1,822	1,744	3,441	3,593

Total revenues	2,613	2,571	4,876	5,718

Cost of revenues
Cost of licenses and product	15	16	29	32
Cost of services	301	378	582	823
Amortization of software cost	671	517	1,114	1,095

Total cost of revenues	987	911	1,725	1,950

Gross profit	1,626	1,660	3,151	3,768

Operating expenses
Sales and marketing	924	1,490	1,744	2,776
General and administrative	402	420	855	1,014
Research and development	298	454	494	940
Depreciation and amortization	26	85	95	170
Restructuring charge	—	309	—	309

Total operating expenses	1,650	2,758	3,188	5,209

Loss from operations	(24)	(1,098)	(37)	(1,441)
Other expense, net	(30)	(29)	(65)	(107)

Loss before income taxes	(54)	(1,127)	(102)	(1,548)
Provision for income taxes	—	—	—	—

Net loss	$(54)	$(1,127)	$(102)	$(1,548)

Per share calculation
Net loss	$(54)	$(1,127)	$(102)	$(1,548)
Less-preferred stock dividend	(71)	(65)	(140)	(129)

Net loss available to common shareholder	$(125)	$(1,192)	$(242)	$(1,677)

Loss per common share
Basic and diluted	$(0.01)	$(0.06)	$(0.01)	$(0.09)

Weighted average number of common shares outstanding
Basic and diluted**	19,802	19,802	19,802	19,674

**Weighted average number of common shares outstanding on a diluted basis for the three and six-month periods ended June 30, 2003 and 2002 does not include common stock equivalents because the effect of inclusion of the exercise of stock options would be to reduce the loss per common share.

Tangram Announces Second Quarter 2003 Results

Condensed Statements of Cash Flows

(in thousands)

	Six Months Ended June 30
	2003	2002
Operating Activities
Net Loss	$(102)	$(1,548)
Adjustments to reconcile net loss to net cash provided by operating activities:	1,274	1,293
Cash provided by changes in working capital items:	391	1,092

Net cash provided by operating activities	1,563	837
Net cash used in investing activities	(585)	(841)
Net cash (used in) provided by financing activities	(650)	500

Net increase in cash and cash equivalents	$328	$496

Condensed Balance Sheets

(in thousands)

	June 30, 2003	December 31, 2002
Assets:
Current assets:
Cash and cash equivalents	$746	$418
Accounts receivable, net	1,950	2,671
Other	323	296

Total current assets	3,019	3,385

Property and equipment, net	60	100
Intangible assets and other, net	5,866	6,449

Total assets	$8,945	$9,934

Liability and Shareholders’ Equity:
Current portion of long-term debt-shareholder	$—	$467
Accounts payable and accrued expenses	769	1,060
Deferred revenue	3,317	3,281

Total current liabilities	4,086	4,808
Long-term debt-shareholders	1,807	1,954
Other long-term liabilities	664	542

Total shareholders’ equity	2,388	2,630

Total liabilities and stockholders’ equity	$8,945	$9,934

# # #

All product names are the registered trademarks of their respective owners.